ETRN AND EQM ANNOUNCE THIRD QUARTER 2019 RESULTS

Pittsburgh, PA (November 5, 2019) – Equitrans Midstream Corporation (NYSE: ETRN) and EQM Midstream Partners, LP (NYSE: EQM), today, announced financial and operational results for the third quarter 2019.

Q3 2019 Highlights:

•	Generated 94% of transmission operating revenue from firm reservation fees

•	Generated 52% of gathering operating revenue from firm reservation fees

•	Delivered third quarter adjusted EBITDA at high end of Q3 guidance

•	Achieved record gathered volume of 8.2 BBtu per day
"Almost one year ago, ETRN emerged as an independent midstream company with strong fundamentals and today, we remain committed to becoming the premier infrastructure services provider in North America," said Thomas F. Karam, chairman and chief executive officer. "With support from our Boards of Directors, our employees have worked hard to deliver several milestone accomplishments - from structure simplification and elimination of the incentive distribution rights, to the closing of the Eureka/Hornet asset acquisition, to the standing up of new company policies, programs, and procedures - all while executing on our in-flight projects. We have come a long way in a very short time and look forward to an even brighter future."
"The third quarter results continue to demonstrate our focused approach to operating in a low commodity price environment," said Diana M. Charletta, president and chief operating officer. "Our main priority is to execute on our large growth projects, which are key to serving the growing demand in the mid-Atlantic and Southeast regions of the United States. Once placed in-service, these assets will provide meaningful firm EBITDA contributions to our business and will open up additional expansion opportunities to further meet the growing demand."
THIRD QUARTER 2019 RESULTS
ETRN announced net loss attributable to ETRN of $(65.8) million for the third quarter 2019; and ETRN will receive $136.0 million in cash from its ownership in EQM. During the quarter, ETRN also directly incurred $0.3 million of selling, general and administrative expenses.
For the third quarter 2019, net loss attributable to EQM was $(10.5) million; adjusted EBITDA was $335.0 million; net cash provided by operating activities was $234.6 million; and distributable cash flow was $234.2 million. The Non-GAAP Disclosures section of this news release provides reconciliations of non-GAAP financial measures from their most comparable GAAP financial measure.
ETRN and EQM net loss for the third quarter 2019 was impacted by a $298.7 million impairment charge to goodwill and net intangible assets. ETRN also incurred a $6.8 million impairment charge to deferred taxes related to the goodwill write-down. The impairments were primarily driven by lower forecast natural gas production growth behind the Rice Midstream Partners LP (RMP) gathering assets, which EQM acquired in July 2018, and the Eureka Midstream Holdings, LLC (Eureka) and Hornet Midstream Holdings, LLC (Hornet) gathering assets. EQM acquired 60% of Eureka and 100% of Hornet in April 2019.
For the third quarter 2019, EQM operating revenue increased by $43.9 million, or 12.0%, compared to the same quarter last year. The increase in revenue was primarily related to higher contracted firm gathering capacity and the addition of the Eureka and Hornet assets. Operating expenses increased by $308.4 million compared to the third quarter 2018, with $298.7 million related to the impairment expense. The remaining increase was primarily related to the addition of the Eureka and Hornet assets, as well as higher gathering system throughput and additional assets placed in-service.

EQM's third quarter 2018 results have been retrospectively recast to include the pre-acquisition results of RMP, which came under common control in 2017.
QUARTERLY DIVIDEND AND DISTRIBUTION
ETRN
For the third quarter 2019, ETRN will pay a quarterly cash dividend of $0.45 per share on November 22, 2019 to ETRN shareholders of record at the close of business on November 13, 2019.

EQM
For the third quarter 2019, EQM will pay a quarterly cash distribution of $1.16 per common unit on November 13, 2019 to EQM common unitholders of record at the close of business on November 1, 2019.

EQM expects to maintain a quarterly distribution of $1.16 per common unit and ETRN expects to maintain a quarterly dividend of $0.45 per share at least through the in-service date of the Mountain Valley Pipeline (MVP). Upon completion of MVP, the distribution and dividend growth rates will be reassessed.
EQM EXPANSION AND ONGOING MAINTENANCE CAPITAL EXPENDITURES
Expansion
Expansion capital expenditures and capital contributions to Mountain Valley Pipeline, LLC (MVP JV) were $494 million for the third quarter 2019 and $1,228 million year-to-date.

$MM	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019	Full-year 2019 Forecast
Mountain Valley Pipeline	$208	$500	$750
Gathering(1)(2)	$257	$643	$850
Transmission(3)	$16	$54	$70
Water	$13	$31	$45
Total	$494	$1,228	$1,715

(1)
Does not reflect approximately $0.3 million and $58.9 million for the three and nine months ended September 30, 2019, respectively, related to non-operating assets acquired by EQM from ETRN that primarily support EQM's gathering activities (Shared Asset Transaction).

(2)	Includes 60% of Eureka expansion capital expenditures.

(3)	Includes capital contributions to MVP JV for the MVP Southgate project.
Ongoing Maintenance
Ongoing maintenance capital expenditures are cash expenditures made to maintain, over the long-term, EQM operating capacity or operating income. EQM ongoing maintenance capital expenditures net of expected reimbursements and excluding the non-controlling interest share of Eureka were $12.9 million for the third quarter 2019 and $30.4 million year-to-date. EQM forecasts full-year 2019 ongoing maintenance capital expenditures of $55 million, excluding the non-controlling interest share of Eureka.
OUTLOOK
EQM
The full-year 2019 forecast provided below reflects the acquisition of 60% of Eureka and 100% of Hornet, which closed on April 10, 2019. Financial results of Eureka are consolidated in EQM and ETRN financial statements for accounting purposes.

$MM	2019
Net income attributable to EQM	$650 - $670
Adjusted EBITDA	$1,330 - $1,350

ETRN and EQM intend to provide 2020 capital and financial guidance in mid-December following approval of the 2020 business plan from their respective Boards of Directors.

BUSINESS AND PROJECT UPDATES
Mountain Valley Pipeline
The MVP JV is working through the project’s remaining legal and regulatory challenges and is targeting a late 2020 full in-service date at an overall project cost of $5.3 - $5.5 billion. On November 4, 2019, Consolidated Edison, Inc. disclosed that it intends to exercise an option to cap its investment in the MVP project. EQM expects to fund up to $86 million of the shortfall, which would increase EQM's ownership in the MVP JV from 45.5% to approximately 47% and would bring EQM's funding portion to approximately $2.7 billion. EQM has funded approximately $1.7 billion through the third quarter 2019.
MVP Southgate
MVP Southgate is currently in the regulatory review process with the Federal Energy Regulatory Commission (FERC) and numerous state and federal agencies. The approximately 70-mile pipeline is expected to receive gas from MVP in Virginia and transport the gas to new delivery points in Rockingham and Alamance Counties, North Carolina. With a total project cost estimate of $450 million to $500 million, MVP Southgate is backed by a 300 MMcf per day firm capacity commitment from PSNC Energy and, as designed, the pipeline has expansion capabilities up to 900 MMcf per day of total capacity. Subject to the FERC and other regulatory agency approvals, MVP Southgate is expected to be placed in-service in 2021. EQM has a 47.2% ownership interest in MVP Southgate and will operate the pipeline.
Hammerhead Pipeline
Hammerhead is a gathering header pipeline that will span approximately 64 miles from southwestern Pennsylvania to Mobley, West Virginia, where both MVP and the Ohio Valley Connector originate. With a total estimated project cost of $555 million, the pipeline is expected to provide 1.6 Bcf per day of capacity, of which 1.2 Bcf per day is contracted under a 20-year firm capacity commitment by EQT Corporation (EQT). Year-to-date 2019, EQM invested approximately $265 million in Hammerhead and expects to invest approximately $90 million in the project for the remainder of 2019. A portion of Hammerhead is expected to be operational by year-end 2019 and will provide interruptible service until MVP is placed in-service, at which time the firm capacity commitment will begin.
Equitrans Expansion Project
A portion of the Equitrans Expansion Project (EEP) commenced operations with interruptible service in the third quarter 2019. EEP provides capacity of approximately 600 MMcf per day and offers access to several markets through interconnects with Texas Eastern Transmission, Dominion Transmission, and Columbia Gas Transmission. EEP will also provide delivery into MVP and once MVP is placed in-service, firm transportation agreements for 550 MMcf per day of capacity will commence under 20-year terms.
Q3 2019 Earnings Conference Call Information
ETRN and EQM will host a joint conference call with security analysts today, November 5, 2019, at 9:00 a.m. (ET) to discuss third quarter 2019 financial results, operating results, and other business matters. An audio live stream of the call will be available on the Internet via the Investors page at www.equitransmidstream.com and www.eqm-midstreampartners.com. Security analysts may access the call: U.S. tollfree at (866) 393-4306; and internationally at (734) 385-2616. The ETRN/EQM joint conference ID is 1924428.
Call Replay: For 14 days following the call, an audio replay will be available at (855) 859-2056 or (404) 537-3406. The ETRN/EQM conference ID: 1924428.
ETRN and EQM management speak to investors from time-to-time and the presentation for these discussions, which is updated periodically, is available via the companies' respective websites at www.equitransmidstream.com and www.eqm-midstreampartners.com.

NON-GAAP DISCLOSURES
EQM Adjusted EBITDA and Distributable Cash Flow
As used in this news release, EQM adjusted EBITDA means net (loss) income plus net interest expense, depreciation, amortization of intangible assets, impairments of long-lived assets, payments on EQM's preferred interest in EQT Energy Supply, LLC (Preferred Interest), non-cash long-term compensation expense and separation and other transaction costs, less equity income, AFUDC - equity, adjusted EBITDA attributable to noncontrolling interest and adjusted EBITDA of assets prior to acquisition. As used in this new release, run rate annual adjusted EBITDA means EQM's adjusted EBITDA for the third quarter 2019, annualized for four quarters. As used in this news release, distributable cash flow means EQM adjusted EBITDA less net interest expense excluding interest income on the Preferred Interest, capitalized interest and AFUDC - debt, ongoing maintenance capital expenditures net of expected reimbursements, and cash distributions earned by Series A preferred unitholders. The impact of noncontrolling interests is also excluded from the calculation of adjustment items to distributable cash flow. Distributable cash flow should not be viewed as indicative of the actual amount of cash that EQM has available for distributions or that EQM plans to distribute and is not intended to be a liquidity measure. Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of ETRN's and EQM’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess:

•
EQM’s operating performance as compared to other publicly traded partnerships in the midstream energy industry without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods;

•	the ability of EQM’s assets to generate sufficient cash flow to make distributions to EQM unitholders;

•	EQM’s ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
ETRN and EQM believe that adjusted EBITDA and distributable cash flow provide useful information to investors in assessing ETRN's and EQM’s financial condition and results of operations. Adjusted EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income, operating income and net cash provided by operating activities. Additionally, because adjusted EBITDA and distributable cash flow may be defined differently by other companies in ETRN's and EQM's industry, ETRN's and EQM’s definitions of adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. The table below reconciles adjusted EBITDA and distributable cash flow from net income and net cash provided by operating activities as derived from EQM's statements of consolidated operations and cash flows to be included in EQM’s Quarterly Report on Form 10-Q for the three months ended September 30, 2019.
ETRN and EQM are unable to provide a reconciliation of EQM's projected adjusted EBITDA from projected net income, the most comparable financial measure calculated in accordance with GAAP, because EQM does not provide guidance with respect to the intra-year timing of its or the MVP JV's capital spending, which impact AFUDC – debt and – equity and equity earnings, among other items, that are reconciling items between adjusted EBITDA and net income. The timing of capital expenditures is volatile as it depends on weather, regulatory approvals, contractor availability, system performance and various other items. EQM provides ranges for the full-year 2019 forecasts of net income attributable to EQM and adjusted EBITDA to allow for the variability in the timing of cash receipts and disbursements, capital spending and the impact on the related reconciling items, many of which interplay with one another. Therefore, the reconciliations of projected adjusted EBITDA from projected net income are not available without unreasonable effort.

Reconciliation of EQM Adjusted EBITDA and Distributable Cash Flow

	Three Months Ended September 30,
(Thousands, except coverage ratio)	2019	2018
Net (loss) income	$(40,215)	$209,927
Add:
Net interest expense	53,923	41,005
Depreciation	59,197	43,567
Amortization of intangible assets	14,540	10,387
Impairments of long-lived assets	298,652	—
Preferred Interest payments	2,746	2,746
Non-cash long-term compensation expense	—	636
Separation and other transaction costs	256	2,161
Less:
Equity income	(44,448)	(16,087)
AFUDC – equity	(474)	(1,448)
Adjusted EBITDA attributable to noncontrolling interest (1)	(9,149)	—
Adjusted EBITDA attributable to RMP prior to merger (2)	—	(12,825)
Adjusted EBITDA	$335,028	$280,069
Less:
Net interest expense excluding interest income on the Preferred Interest (3)	(54,544)	(42,921)
Capitalized interest and AFUDC – debt(3)	(7,903)	(3,202)
Ongoing maintenance capital expenditures net of expected reimbursements (3)(6)	(12,876)	(13,181)
Series A Preferred Unit distributions (5)	(25,501)	—
Distributable cash flow (7)	$234,204	$220,765

Distributions declared (4):
Limited Partner	$232,531	$134,309
General Partner	—	73,426
Total	$232,531	$207,735
Coverage ratio	1.01x	1.06x

Net cash provided by operating activities	$234,584	$242,575
Adjustments:
Capitalized interest and AFUDC – debt(3)	(7,903)	(3,202)
Principal payments received on the Preferred Interest	1,173	1,109
Ongoing maintenance capital expenditures net of expected reimbursements (3)(6)	(12,876)	(13,181)
Adjusted EBITDA attributable to noncontrolling interest (1)	(9,149)	—
Adjusted EBITDA attributable to RMP prior to merger (2)	—	(12,825)
Series A Preferred Unit distributions (5)	(25,501)	—
Other, including changes in working capital	53,876	6,289
Distributable cash flow (7)	$234,204	$220,765

(1)
Reflects adjusted EBITDA attributable to noncontrolling interest associated with the third-party ownership interest in Eureka. Adjusted EBITDA attributable to noncontrolling interest for the three months ended September 30, 2019 was calculated as net loss of $29.7 million plus depreciation of $2.6 million, plus amortization of intangible assets of $1.3 million, plus impairments of long-lived assets of $34.0 million and interest expense of $1.0 million.

(2)
Adjusted EBITDA attributable to RMP for the period prior to July 23, 2018 was subtracted as part of EQM's adjusted EBITDA calculations as these amounts were generated by RMP prior to acquisition by EQM; therefore, the amounts could not have been distributed to EQM's unitholders. Adjusted EBITDA attributable to RMP for the three months ended September 30, 2018 was calculated as net income of $8.5 million, plus net interest expense of $0.3 million, plus depreciation expense of $3.4 million, and plus non-cash compensation expense of $0.6 million.

(3)	Does not reflect amounts related to the non-controlling interest share of Eureka.

(4)	Reflects cash distribution of $1.160 per common unit for the third quarter of 2019 and 200,457,630 common units outstanding as of September 30, 2019.

(5)	Reflects cash distribution of $1.0364 per Series A Preferred Unit for the third quarter of 2019.

(6)
Ongoing maintenance capital expenditures net of expected reimbursements excludes ongoing maintenance that EQM expects to be reimbursed or that was reimbursed by ETRN in 2019, or by EQT in 2018, under the terms of the EQT Omnibus Agreement of $0.2 million and $0.5 million for the three months ended September 30, 2019 and 2018, respectively. For the three months ended September 30, 2018, ongoing maintenance capital expenditures net of expected reimbursements also excluded $1.0 million of ongoing maintenance capital expenditures attributable to RMP prior to the merger of EQM and RMP.

(7)
EQM believes that calculating distributable cash flow without deducting separation and other transaction costs provides investors with greater insight into the period-to-period ability of EQM’s ongoing assets and operations to generate cash flow. If separation and other transaction costs were deducted from the calculation, EQM’s distributable cash flow for the three months ended September 30, 2019 and 2018 would have been $233.9 million and $218.6 million, respectively.

Projected Firm Project EBITDA and Water EBITDA
Projected firm project EBITDA means the projected earnings before interest, taxes, depreciation and amortization of EQM’s firm capacity gathering and transmission projects, including the Hammerhead, Equitrans Expansion and other gathering projects, plus EQM’s proportionate interest of the projected earnings before interest, taxes, depreciation and amortization of the MVP and MVP Southgate projects. Projected water EBITDA means the projected earnings before interest, taxes, depreciation and amortization of EQM’s water services business. Projected firm project EBITDA and projected water EBITDA are non-GAAP supplemental financial measures that management and external users of ETRN’s and EQM’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the anticipated impact of EQM’s in-flight firm capacity projects, both on an aggregate and project-by-project basis, and EQM’s water services business on ETRN’s and EQM’s results of operations and financial condition, the project returns on firm capacity projects and EQM’s ability to incur and service debt and fund capital expenditures. Firm project EBITDA and water EBITDA should not be considered as alternatives to EQM’s net income, operating income or any other measure of financial performance presented in accordance with GAAP. Firm project EBITDA and water EBITDA have important limitations as analytical tools because they exclude some, but not all, items that affect net income and operating income. Additionally, because firm project EBITDA and water EBITDA may be defined differently by other companies in ETRN’s and EQM’s industry, ETRN’s and EQM’s definitions of firm project EBITDA and water EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures.
About Equitrans Midstream Corporation:
Equitrans Midstream Corporation (ETRN) has a premier asset footprint in the Appalachian Basin and is one of the largest natural gas gatherers in the United States. With a rich 135-year history in the energy industry, ETRN was launched as a standalone company in 2018 and, through its subsidiaries, has an operational focus on gas gathering systems, transmission and storage systems, and water services assets that support natural gas producers across the Basin. ETRN is helping to meet America’s growing need for clean-burning energy, while also providing a rewarding workplace and enriching the communities where its employees live and work. ETRN owns the non-economic general partner interest and a majority ownership of the limited partner interest in EQM.

Visit Equitrans Midstream Corporation at www.equitransmidstream.com

About EQM Midstream Partners:
EQM Midstream Partners, LP (EQM) is a growth-oriented limited partnership formed to own, operate, acquire, and develop midstream assets in the Appalachian Basin. As one of the largest gatherers of natural gas in the United States, EQM provides midstream services to producers, utilities, and other customers through its strategically located natural gas transmission, storage, and gathering systems, and water services to support energy development and production in the Marcellus and Utica regions. EQM owns approximately 950 miles of FERC-regulated interstate pipelines and also owns and/or operates approximately 1,900 miles of high- and low-pressure gathering lines.

Visit EQM Midstream Partners, LP at www.eqm-midstreampartners.com

Analyst inquiries:
Nate Tetlow – Vice President, Corporate Development and Investor Relations
412-553-5834
ntetlow@equitransmidstream.com

Media inquiries:
Natalie Cox – Director, Communications and Corporate Affairs
412-395-3941
ncox@equitransmidstream.com

Cautionary Statements
Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of ETRN and its subsidiaries, including guidance regarding EQM’s and its subsidiaries’ gathering, transmission and storage and water services revenue and volume growth; projected revenue (including from firm reservation fees) and expenses; the weighted average contract life of gathering, transmission and storage and water service contracts; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to gathering, transmission and storage, and water expansion projects); the cost, capacity, timing of regulatory approvals, final design and targeted in-service dates of current projects; the ability of the MVP JV to satisfy the applicable federal agencies’ land exchange procedures and consummate the land exchange on a timely basis or at all; the ultimate terms, partners and structure of the MVP JV, and EQM’s ownership interests therein; the effects of debt at the MVP JV; projected shipper reimbursement obligations under MVP-related and other contracts; expansion projects in EQM’s operating areas and in areas that would provide access to new markets; EQM’s ability to provide produced water handling services and realize expansion opportunities and related capital avoidance; the timing of FERC approval for, and closing of, EQM's sale of certain assets to Diversified Gas and Oil Corporation; EQM’s ability to identify and complete acquisitions and other strategic transactions, including joint ventures, and effectively integrate transactions (including Eureka and Hornet) into EQM’s operations, and achieve synergies, system optionality and accretion associated with transactions, including through increased scale; EQM’s ability to access commercial opportunities and new customers for its water services business; credit rating impacts associated with the MVP, customer credit ratings and defaults, acquisitions and financings and changes in ETRN's and EQM's respective credit ratings; expected cash flows and minimum volume commitments; internal rate of return (IRR); compound annual growth rate (CAGR); capital commitments; projected capital contributions and capital and operating expenditures, including the amount and timing of reimbursable capital expenditures, capital budget and sources of funds for capital expenditures; liquidity and financing requirements, including sources and availability; interest rates; ETRN’s and EQM’s and their subsidiaries’ respective abilities to service debt under, and comply with the covenants contained in, their respective credit agreements; expectations regarding production volumes in EQM’s areas of operation; the effect and outcome of pending and future litigation and regulatory proceedings; dividend and distribution amounts, timing, rates and growth, including the effect thereon of completion of MVP; effects of the conversion, if at all, of EQM securities; changes in and the effect of commodity prices; projected net income, projected adjusted EBITDA, projected firm project EBITDA, projected water EBITDA and fresh water deliveries (and the timing thereof), projected distributable cash flow, projected leverage and projected coverage ratio; projected SG&A and separation and transaction costs; the timing and amount of future issuances of securities; impacts of the change of control of EQT Corporation (EQT); the final contractual terms, if any, which might result from discussions with EQT or related financial, operational or other effects of any amendments to existing agreements with EQT; the effects of government regulation; the effect of seasonality; and tax status and position. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN and EQM have based these forward-looking statements on current expectations and assumptions about future events. While ETRN and EQM consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond ETRN’s and/or EQM’s control. The risks and uncertainties that may affect the operations, performance and results of ETRN’s and EQM’s business and forward-looking statements include, but are not limited to, those set forth under (i) Item 1A, "Risk Factors" in ETRN's Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC, as may be updated by Part II, Item 1A, "Risk Factors," of ETRN’s subsequent Quarterly Reports on Form 10-Q filed or to be filed with the SEC, and (ii) Item 1A, "Risk Factors" in EQM's Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC, as may be updated by Part II, Item 1A, "Risk Factors," of EQM’s subsequent Quarterly Reports on Form 10-Q filed or to be filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and neither ETRN nor EQM intends to correct or update any forward-looking statement, unless required by securities laws, whether as a result of new information, future events or otherwise.
This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of EQM’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of EQM’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not EQM, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

EQUITRANS MIDSTREAM CORPORATION
 STATEMENTS OF CONDENSED CONSOLIDATED COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended September 30,
	2019	2018

	(Thousands, except per share amounts)
Operating revenues (1)	$408,434	$364,584
Operating expenses:
Operating and maintenance	43,021	48,092
Selling, general and administrative	24,151	27,380
Separation and other transaction costs	256	16,681
Depreciation	59,460	43,722
Amortization of intangible assets	14,540	10,387
Impairments of long-lived assets	305,459	—
Total operating expenses	446,887	146,262
Operating (loss) income	(38,453)	218,322
Equity income	44,448	16,087
Other income	70	1,345
Net interest expense	65,606	36,862
Loss (income) before income taxes	(59,541)	198,892
Income tax expense	1,948	12,926
Net (loss) income	(61,489)	185,966
Net income attributable to noncontrolling interests	4,336	103,141
Net (loss) income attributable to ETRN	$(65,825)	$82,825

Earnings per share of common stock attributable to ETRN (2):
Basic:
Weighted average common stock outstanding	254,915	254,432
Net (loss) income	$(0.26)	$0.33
Diluted:
Weighted average common stock outstanding	254,915	255,033
Net (loss) income	$(0.26)	$0.32

(1)	Operating revenues included related party revenues from EQT Corporation of $275.4 million and $276.9 million for the three months ended September 30, 2019 and 2018, respectively.

(2)
For the three months ended September 30, 2018, earnings per share was calculated based on the shares of ETRN common stock distributed in connection with ETRN's separation from EQT and is considered pro forma in nature. Prior to its separation from EQT, ETRN did not have any publicly issued or outstanding common stock (other than shares owned by EQT).

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED) (1)

	Three Months Ended September 30,
	2019	2018

	(Thousands, except per unit amounts)
Operating revenues (2)	$408,434	$364,584
Operating expenses:
Operating and maintenance	43,021	48,109
Selling, general and administrative	23,845	26,860
Separation and other transaction costs	256	2,161
Depreciation	59,197	43,567
Amortization of intangibles assets	14,540	10,387
Impairments of long-lived assets	298,652	—
Total operating expenses	439,511	131,084
Operating (loss) income	(31,077)	233,500
Equity income	44,448	16,087
Other income	337	1,345
Net interest expense	53,923	41,005
Net (loss) income	(40,215)	209,927
Net (loss) income attributable to noncontrolling interests	(29,697)	—
Net (loss) income attributable to EQM	$(10,518)	$209,927

Calculation of limited partner common unit interest in net (loss) income:
Net (loss) income attributable to EQM	$(10,518)	$209,927
Less: Series A Preferred Units interest in net income	(25,501)	—
Less: Pre-acquisition net income allocated to EQT	—	(8,490)
Less: General partner interest in net income – general partner units	—	(2,379)
Less: General partner interest in net income – IDRs	—	(70,967)
Limited partner interest in net (loss) income	$(36,019)	$128,091

Net (loss) income per limited partner common unit – basic	$(0.18)	$1.14
Net (loss) income per limited partner common unit – diluted	$(0.18)	$1.14

Weighted average limited partner common units outstanding – basic	200,483	111,980
Weighted average limited partner common units outstanding – diluted	200,483	111,980

(1)	EQM’s consolidated financial statements for the three months ended September 30, 2018 have been retrospectively recast to include the pre-acquisition results of RMP.

(2)	Operating revenues included related party revenues from EQT Corporation of $275.4 million and $276.9 million for the three months ended September 30, 2019 and 2018, respectively.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
GATHERING RESULTS OF OPERATIONS (1)

	Three Months Ended September 30,
	2019	2018

FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues (2)	$154,791	$112,598
Volumetric-based fee revenues	144,700	140,263
Total operating revenues	299,491	252,861
Operating expenses:
Operating and maintenance	27,127	18,868
Selling, general and administrative	18,462	18,184
Separation and other transaction costs	256	2,161
Depreciation	38,943	25,359
Amortization of intangible assets	14,540	10,387
Impairments of long-lived assets	298,652	—
Total operating expenses	397,980	74,959
Operating (loss) income	$(98,489)	$177,902

OPERATIONAL DATA
Gathering volumes (BBtu per day):
Firm capacity reservation (2)	3,824	2,114
Volumetric-based services	4,406	4,437
Total gathered volumes	8,230	6,551

Capital expenditures (3)(4)	$272,138	$194,477

(1)	EQM’s consolidated financial statements for the three months ended September 30, 2018 have been retrospectively recast to include the pre-acquisition results of RMP.

(2)	Includes revenues and volumes, as applicable, from contracts with MVCs.

(3)	Capital expenditures for the three months ended September 30, 2019 include expenditures made to ETRN for the Shared Asset Transaction of approximately $0.3 million.

(4)	Includes approximately $6.7 million of capital expenditures related to noncontrolling interests in Eureka for the three months ended September 30, 2019.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
TRANSMISSION RESULTS OF OPERATIONS

	Three Months Ended September 30,
	2019	2018

FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues	$81,990	$82,669
Volumetric-based fee revenues	5,309	6,681
Total operating revenues	87,299	89,350
Operating expenses:
Operating and maintenance	8,976	10,721
Selling, general and administrative	5,286	7,581
Depreciation	13,347	12,357
Total operating expenses	27,609	30,659
Operating income	$59,690	$58,691

Equity income	$44,448	$16,087

OPERATIONAL DATA
Transmission pipeline throughput (BBtu per day):
Firm capacity reservation	2,786	2,927
Volumetric-based services	29	104
Total transmission pipeline throughput	2,815	3,031

Average contracted firm transmission reservation commitments (BBtu per day)	3,650	3,658

Capital expenditures(1)	$16,296	$37,626

(1)
Transmission capital expenditures do not include capital contributions made to the MVP Joint Venture for the MVP and MVP Southgate projects of approximately $211.7 million and $263.2 million for the three months ended September 30, 2019 and 2018, respectively.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
WATER RESULTS OF OPERATIONS (1)

	Three Months Ended September 30,
	2019	2018

FINANCIAL DATA	(Thousands)
Water services revenues	$21,644	$22,373
Operating expenses:
Operating and maintenance	6,918	18,521
Selling, general and administrative	97	1,094
Depreciation	6,907	5,851
Total operating expenses	13,922	25,466
Operating income (loss)	$7,722	$(3,093)

OPERATIONAL DATA
Water services volumes (MMgal)	523	449

Capital expenditures	$13,466	$7,981

(1)	EQM’s consolidated financial statements for the three months ended September 30, 2018 have been retrospectively recast to include the pre-acquisition results of RMP.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
CAPITAL EXPENDITURE SUMMARY (1)

	Three Months Ended September 30,
	2019	2018

	(Thousands)
Expansion capital expenditures (2)(3)	$288,052	$226,078
Maintenance capital expenditures	13,570	14,006
Total capital expenditures(4)	$301,622	$240,084

(1)	EQM’s consolidated financial statements for the three months ended September 30, 2018 have been retrospectively recast to include the pre-acquisition results of RMP.

(2)	Expansion capital expenditures for the three months ended September 30, 2019 and 2018 do not include capital contributions made to the MVP JV of $211.7 million and $263.2 million, respectively.

(3)	Expansion capital expenditures for the three months ended September 30, 2019 do not include expenditures made to ETRN for the Shared Asset Transaction of approximately $0.3 million.

(4)	Includes approximately $6.7 million of capital expenditures related to noncontrolling interests in Eureka for the three months ended September 30, 2019.

Source: Equitrans Midstream Corporation